WINNER MEDICAL RECEIVES EUROPEAN PATENT OFFICE APPROVAL FOR PURCOTTONTM PRODUCTION METHOD

SHENZHEN, China, February 27, 2009 – Winner Medical Group Inc. (OTC Bulletin Board: WMDG, “Winner Medical”, the “Company”), a leading manufacturer in the Chinese medical dressing industry (medical and wound care products), today announced that the European Patent Office has decided to grant the patent for producing PurCottonTM products to Winner Medical. The following are specifically covered by the patent: method for producing spunlace non-woven cloth, method for producing spunlace non-woven cloth with X-ray detectable element and spunlace non-woven cloth with X-ray detectable element produced thereby.

Mr. Jianquan Li, CEO of Winner Medical, remarked, “This means the achievement of another important milestone. The European patent enables us to plan on a long-term basis and to advance the market entry for our PurCottonTM products steadily. Now we have valid national rights in approximately 34 member states of the European Patent Office.”

As of February 2009, Winner Medical has obtained patents for PurCottonTM products in several countries, including China, the U.S.A., Russia, Singapore, South Africa, and 34 member states of the European Patent Office. The patent application is also pending in other regions such as Japan, South America, India and the Middle East.

PurCottonTM products combine the superior characteristics of both natural cotton and materials made using nonwoven technology.  It has many advantages over both woven cotton and synthetic nonwoven fabric, as it is of high quality, natural, safe, strong, durable, healthy and environmentally-friendly.  Winner Medical’s patented manufacturing process enables the Company to produce PurCottonTM at a lower cost than the woven cotton products, and it can therefore offer customers a lower price without sacrificing its margin.  The Company expects the new PurCottonTM products to be a medium to long term growth contributor to its revenue.

About Winner Medical

Winner Medical is a leading manufacturer in the medical dressing industry (medical and wound care products) in China. Headquartered in Shenzhen, the Company has eight wholly-owned manufacturing and distribution facilities, four joint-venture factories and over 5,000 employees.  The Company engages in the manufacture, sale, research, and development of medical care products, wound care products, home care products and PurCottonTM products, a nonwoven fabric made from 100% natural cotton.  The products are sold worldwide, with Europe, the U.S. and Japan serving as the top three markets. The Company currently holds 50 patents and patent applications in various products and manufacturing processes and is one of the few Chinese companies licensed with the U.S. Food and Drug Administration (FDA) to ship finished, sterilized products directly to the U.S. market. To learn more about Winner Medical, visit Winner Medical's web site www.winnermedical.com.

Forward-Looking Statements

This press release contains certain statements that may include "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding Winner Medical and its subsidiary companies' business strategy, plans and objective and statements of non-historical information. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although Winner Medical believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Winner Medical's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Winner Medical's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward- looking statements attributable to Winner Medical or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Winner Medical does not assume a duty to update these forward-looking statements.

Investor Relations Contacts:
Peng Zhai
Assistant Manager, Investor Relations
Winner Medical Group Inc.
Tel:	+86-755-2806-6858
Email:	peng.zhai@winnermedical.com